UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Union Pacific Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOTE YOUR SHARES!

As shareholders of Union Pacific, I want to personally encourage you to participate in this year’s annual meeting by voting your shares.

Because of a change in New York Stock Exchange rules, if your shares are held by a broker, your broker will NOT be able to vote your shares in the election of directors unless you provide directions to your broker. Without your action, your shares won’t be counted when directors are elected. Your vote matters to us, so please vote today.

The process is easy. Just follow these steps:

•	Read the accompanying proxy materials.

•	Return your proxy form; or

•	Go to the website or toll-free (in U.S. or Canada) phone number below with your proxy form in hand.

Vote by Internet: www.proxyvote.com

Vote by Telephone: 1-800-454-8683

*	Press 1 to vote as the Board recommends

*	Press 2 to vote each proposal individually

If you have questions about Union Pacific please call 1-877-547-7261 option 5, or contact us via email at investor.relations@up.com.

Thank you for voting and thank you for your investment in Union Pacific.

Chairman, President and

Chief Executive Officer